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                                                             Exhibit 23.3





INDEPENDENT AUDITORS' CONSENT


Deere & Company:


We consent to the incorporation by reference in Registration Statements
No. 33-15949 and 33-49740 of Deere & Company on Form S-8 of our report dated April 22, 1996 relating to the John Deere Tax Deferred Savings Plan for Hourly and Incentive Paid Employees, appearing in this Annual Report on Form 10-K of Deere & Company for the year ended October 31, 1995.



/s/ DELOITTE & TOUCHE LLP
- --------------------------
DELOITTE & TOUCHE LLP
Chicago, Illinois

April 22, 1996






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